Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 10, 2022, with respect to the consolidated financial statements of KnowBe4, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP
Tampa, Florida
March 10, 2022